UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

DARÉ BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36395	20-4139823
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3655 Nobel Drive, Suite 260

San Diego, CA 92122

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (858) 926-7655

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DARE	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 29, 2024, Daré Bioscience, Inc. (“Daré” or the “Company”) entered into a Traditional Royalty Purchase Agreement and a Synthetic Royalty Purchase Agreement (together, the “Agreements”) with XOMA (US) LLC (“XOMA”).

In accordance with the Agreements, on April 29, 2024, XOMA paid $22.0 million to Daré and, in addition, if XOMA receives total payments under the Agreements (as described below) equal to an amount that exceeds $88.0 million, XOMA will pay $11.0 million to Daré for each successive $22.0 million XOMA receives under the Agreements (such $11.0 million payments to Daré, the “Contingent Purchase Price Payments”).

Under the Agreements, Daré sold, assigned, transferred and conveyed its right, title and interest in and to the following to XOMA:

(a) 100% of the royalties and potential milestone payments Daré would otherwise have the right to receive from and after April 1, 2024 under Daré’s exclusive license agreement with Organon International GmbH, dated March 31, 2022, as amended (the “Organon License Agreement”), based on net sales of XACIATO™ (clindamycin phosphate) vaginal gel 2%, net of (i) all royalty and milestone payments due and payable and actually paid by or on behalf of Daré under Daré’s exclusive license agreement with third-party licensors TriLogic Pharma, LLC and MilanaPharm LLC, dated January 9, 2017, as amended, and (ii) all payments due and payable and actually paid by or on behalf of Daré under Daré’s royalty interest financing agreement with United in Endeavour, LLC (“UiE”), dated December 21, 2023 (the “UiE Agreement”) (such net amount, the “Purchased Receivables”);

(b) 25% of the potential future $20.0 million payment that Daré would otherwise have the right to receive under its license agreement with Bayer HealthCare LLC (“Bayer”), dated January 10, 2020 (the “Bayer License Agreement”), if Bayer, in its sole discretion, elects to make the license granted thereunder effective following completion of the pivotal clinical trial of Ovaprene®, Daré’s investigational hormone-free, monthly intravaginal contraceptive; and

(c) a synthetic royalty of 4.0% of Daré’s, its affiliates’ and its sublicensees’ future net sales of Ovaprene, and 2.0% of Daré’s, its affiliates’ and its sublicensees’ future net sales of Sildenafil Cream, Daré’s investigational product to treat female sexual arousal disorder; provided, however, that, if XOMA receives total payments under the Agreements, net of any Contingent Purchase Price Payments made to Daré, equal to an amount that exceeds $110.0 million, the foregoing percentages will be reduced to 2.5% and 1.25%, respectively (such amounts described in the foregoing clauses (b) and (c), collectively, the “Revenue Participation Right”).

As described above, at such time that XOMA receives total payments under the Agreements equal to an amount that exceeds $88.0 million, XOMA will pay $11.0 million to Daré for each successive $22.0 million XOMA receives under the Agreements.

Pursuant to the Traditional Royalty Purchase Agreement, XOMA, at its sole cost and discretion, may repay in full and retire all of Daré’s payment obligations to UiE under the UiE Agreement. If XOMA does so, no further amounts in respect of the UiE Agreement will be deducted from the net royalties and net milestone payments that XOMA is entitled to receive under the Traditional Royalty Purchase Agreement. As of April 29, 2024, Daré cannot elect to receive any additional funding from UiE under the UiE Agreement without XOMA’s prior written consent.

In connection with the Synthetic Royalty Purchase Agreement, Daré granted to XOMA a security interest in certain product assets related to Ovaprene and Sildenafil Cream.

The Agreements contain certain representations and warranties regarding Daré’s rights and obligations with respect to the Organon License Agreement, the Bayer License Agreement and Daré’s in-license agreements relating to XACIATO™, Ovaprene and Sildenafil Cream, as well as customary representations and warranties for a transaction of this nature. The Agreements also contain customary covenants for a transaction of this nature, including covenants that limit or restrict Daré’s ability to incur indebtedness or liens related to the Purchased Receivables, the Revenue Participation Right, and certain product assets related to Ovaprene and Sildenafil Cream (except pursuant to a suitable intercreditor agreement). The Agreements do not restrict Daré’s ability to out-license any of its products or product candidates.

The foregoing description of the Agreements does not purport to be complete and is qualified in its entirety by reference to the Agreements, each of which the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the quarter ending June 30, 2024, with certain private or confidential provisions or terms redacted.

Item 2.01	Completion of Acquisition or Disposition of Assets.

To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On April 30, 2024, Daré issued a press release announcing its entry into the Agreements, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 to this report, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The information contained in this Item 7.01 and Exhibit 99.1 shall not be incorporated by reference into any filing under the Exchange Act or the Securities Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued on April 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARÉ BIOSCIENCE, INC.

Dated: April 30, 2024	By:	/s/ Sabrina Martucci Johnson
	Name:	Sabrina Martucci Johnson
	Title:	President and Chief Executive Officer

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